Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 03/24/2014 11:26 AM
Original ID: 2013-000637562
Amendment ID: 2014-001597357

Profit Corporation
Articles of Amendment

1. Corporation name:
Windaus Global Energy, Inc.

2. Article(s) FIRST is amended as follows:

The name of this corporation is "WindStream Technologies, Inc."

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 08/31/2013.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature] **Date:** 03/05/2014
(mm/dd/yyyy)

Print Name: DANIEL BATES

Title: PRESIDENT, CEO

Contact Person: DANIEL BATES

Daytime Phone Number: (316) 387-7636 Email: DBATES@WINDSTREAM-INC.COM

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

MAR 10

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **WindStream Technologies, Inc.**
Old Name: **Windaus Global Energy, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **24th** day of **March**, **2014**

Max Maxfield
Secretary of State

By: Dave Barker

Filed Date: 03/24/2014